EXHIBIT 4.1

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                            EXERCISABLE ON OR BEFORE

                   5:00 P.M., NEW YORK TIME, NOVEMBER 17, 2002
No. W-2                                                      __________ Warrants
                                EDIETS.COM, INC.

                                     WARRANT

         This warrant certificate (the "Warrant Certificate") certifies that ___________________ _____________________________________________ or registered assigns, is the registered holder of warrants to purchase, at any time until 5:00 P.M. New York City time on November 17, 2002 (the "Expiration Date"), up to _____ fully-paid and non-assessable shares, subject to adjustment in accordance with Article 7 hereof (the "Warrant Shares"), of the common stock, par value per $.001 share (the "Common Shares"), of eDiets.com, Inc., a Delaware corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants." This Warrant Certificate is one of a series of Warrant Certificates being issued as part of a private offering (the "Private Placement") pursuant to the Company's Confidential Private Offering Memorandum, dated September 1, 1999.

         1. EXERCISE OF WARRANTS. Each Warrant is initially exercisable to purchase one Warrant Share at an initial exercise price of $2.50 per Warrant Share, subject to adjustment as set forth in Article 7 hereof, payable in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (presently located at 3467 Hillsboro Boulevard, Deerfield Beach, Florida 33442) the registered holder hereof (the "Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Common Shares). In the case of the purchase of less than all the Warrant Shares
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purchasable under this Warrant Certificate, the Company shall cancel this
Warrant Certificate upon its surrender and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable thereunder.

         2. CASHLESS EXERCISE. At any time until the Expiration Date, the Holder may, at its option, exchange the Warrants represented by this Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section 2, by surrendering this Warrant Certificate at the principal office of the Company or at the office of the transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate (a "Remainder Warrant Certificate") of like tenor evidencing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within three (3) business days following the Exchange Date. In connection with any Warrant Exchange, the Holder's Warrant Certificate shall represent the right to subscribe for and acquire (I) the number of Warrant Shares (rounded to the next highest integer) equal to (A) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Warrant Share Number") less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Warrant Share Number and the existing Exercise Price per Warrant Share by (ii) the current Market Price (as hereinafter defined) of a Common Share, and (II) a Remainder Warrant Certificate, if applicable. "Market Price" at any date shall be deemed to be (i) the last reported sale price or the day prior to such date, or (ii) in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three trading days, in either case as (a) officially reported by the reporting securities exchange on which the Common Shares are listed or admitted to trading or as reported in the Nasdaq National Market System, or, (b) if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the closing sale price as furnished by (i) the National Association of Securities Dealers, Inc. through Nasdaq or (ii) similar organization if Nasdaq is no longer reporting such information, or (c) if such information is no longer reported by NASDAQ or similar organization, the fair market value of the Common Shares as determined in good faith by resolution of the independent directors of the Company, based on the best information available to it for the day immediately preceding the Exchange Date and the day of the Exchange Date, but in the case of any such determination made under this clause (c), in no event less than the greater of W the per Common Share price of the last sale or issuance by the Company or (y) the last closing sale price as available under clause (a) or (b) above prior to such date.

         3. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, certificates for the Warrant Shares purchased pursuant to such exercise shall be issued forthwith (and in any event within three (3) business days thereafter) without charge to the Holder, including, without limitation, any tax which may be payable in respect of such issuance, and such certificates shall (subject to the provisions of Article 4 hereof) be issued in the name of, or in such names as
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may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

         The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

                  "The securities represented by this certificate and/or the securities issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended ("Act"), and may not he offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the issuer, stating that an exemption from registration under such Act is available."

         4. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of this Warrant Certificate, by its acceptance, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the warrants are being acquired as an investment and not with a view to the distribution thereof.

         5. REGISTRATION RIGHTS. The Holder shall be entitled to all of the rights and subject to all of the obligations set forth in the Registration Rights Agreement between the Holder and the Company, dated as of the date hereof.

         6. PRICE.

                  6.1 INITIAL AND ADJUSTED EXERCISE PRICE. The initial exercise price of each Warrant shall be $2.50 per Warrant Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of
Article 7 hereof.

                  6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.
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         7.       ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.

                  7.1 DIVIDENDS AND DISTRIBUTIONS. In case the Company shall at any time after the date hereof pay a dividend in Common Shares or make a distribution in Common Shares, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of Common Shares outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of Common Shares outstanding immediately after such issuance or sale. For purposes of any computation to be made in accordance with the provisions of this Section 7.1, the Common Shares issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of stockholders entitled to receive such dividend or distribution.

                  7.2 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding Common Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

                  7.3 ADJUSTMENT IN NUMBER OF WARRANT SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted to the next highest full Common Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  7.4 RECLASSIFICATION, CONSOLIDATION, MERGER, ETC. In case of any reclassification or change of the outstanding Common Shares (other than a change in nominal value to no nominal value, or from no nominal value to nominal value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of (i) the number of Warrant Shares issuable upon exercise of the Warrants and (ii) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

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                  7.5 DETERMINATION OF OUTSTANDING SHARES. The number of Common
Shares at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights and warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

         8. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         9. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Common Shares and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Common Shares.

         10. RESERVATION OF SHARES. The Company covenants and agrees that it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of Common Shares as shall be equal to the number of Warrant Shares issuable upon the exercise of the Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

         11. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or
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                  (b) the Company shall offer to all the holders of its Common
Shares any additional Common Shares or other shares of capital stock of the Company or securities convertible into or exchangeable for Common Shares or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor;

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                  (d) the Company or an affiliate of the Company shall propose to issue any rights to subscribe for Common Shares or any other securities of the Company or of such affiliate to all the stockholders of the Company;

then, in any one or more of said events, the Company shall give written notice of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         12. REDEMPTION OF WARRANTS. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice (the "Notice Period") at a price of $.10 per Warrant at any time; provided that W the closing sale price of the Common Stock on the Nasdaq SmallCap Market on all twenty (20) trading days ending on the third trading day prior to the day on which the Company gives notice of redemption (the "Call Date") has been at least 200% of the then effective exercise price of the Warrants and (ii) the Warrant Shares are publicly tradable during the entire Notice Period, pursuant to a registration statement filed with and declared effective by, the Securities and Exchange Commission. Holders of the Warrants will have exercise rights until the close of business on the date fixed for redemption.

         13. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when personally delivered, delivered by courier or sent by registered or certified mail (return receipt requested, postage prepaid), facsimile transmission or overnight courier:

                  (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the Warrant register of the Company; or

                  (b) If to the Company, to the address set forth in Article 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.
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         14. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

         15.      GOVERNING LAW.

                  15.1 CHOICE OF LAW. This Warrant Certificate shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the substantive laws of the State of New York, without giving effect to the choice of laws rules thereof.

                  15.2 JURISDICTION AND SERVICE OF PROCESS. The Company and the Holder each (a) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Certificate, or any other agreement entered into between the Company and the Holder pursuant to the Private Placement shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York,
(b) waives any objection which the Company or such Holder may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company and the Holder each further agrees (a) to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and
(b) that service of process upon the Company mailed by certified mail to it at its address, or to the Holder at its address, shall be deemed in every respect effective service of process upon the Company or the Holder, as the case may be, in any suit, action or proceeding. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THE TERMS OF THIS WARRANT CERTIFICATE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSSCLAIM ASSERTED IN ANY SUCH ACTION.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this _____ day of _______________, 1999.

EDIETS.COM, INC.
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                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a check payable to the order of ______________________________ in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ________________________________________________________, whose address is
______________________________________________________________________________,
and that such certificate be delivered to ____________________________________________, whose address is

________________________________________________________________.

Dated: _________________________

                                     Signature:_________________________________

                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

                     _______________________________________

                     _______________________________________

                        (Insert Social Security or Other

                          Identifying Number of Holder)

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                              [FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

                FOR VALUE RECEIVED ______________________________

hereby sells, assigns and transfers unto

 (Please print name and address of transferee)

 this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
________________________________________, Attorney, to transfer the within
Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                              Signature:

                                    Signature must conform in all respects to
                                    name of holder as specified on the face of
                                    the Warrant Certificate)
___________________________________

___________________________________

(Insert Social Security or Other
Identifying Number of Assignee)

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